UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2018

BLUELINX HOLDINGS INC.

(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 9, 2018, BlueLinx Corporation, a Georgia corporation and wholly owned subsidiary of BlueLinx Holdings Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Panther Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of BlueLinx Corporation (“Merger Sub”), Cedar Creek Holdings, Inc., a Delaware corporation (“Cedar Creek”), and Charlesbank Equity Fund VII, Limited Partnership, a Massachusetts limited partnership (the “Stockholder Representative”), as the stockholder representative thereunder, pursuant to which, among other things, Merger Sub will merge with and into Cedar Creek (the “Merger”) with Cedar Creek surviving the Merger as an indirect wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement provides for an aggregate purchase price of $413 million on a debt-free, cash-free basis (the “Merger Consideration”). The Merger Consideration will consist of approximately $345 million in cash for payments to the equity holders of Cedar Creek and other closing payments, and approximately $68 million as the agreed value of capital leases. The Merger Consideration is subject to customary post-closing adjustments in respect of net working capital, cash, transaction expenses and indebtedness.

The Company has obtained debt financing commitments from Wells Fargo Bank, N.A., Bank of America, N.A and HPS Investment Partners, LLC (“HPSIP”) to fund the Merger Consideration pursuant to the Debt Commitment Letters (as defined below).

The Merger Agreement contains various customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of Cedar Creek’s business during the pendency of the Merger. The parties are required to use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement. The Merger Agreement also contains certain customary limited indemnification provisions.

The consummation of the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, including, among others, (a) adoption of the Merger Agreement by the holders of a majority of the outstanding shares of common stock of Cedar Creek, (b) the absence of any restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction preventing the consummation of the Merger, and (c) expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the transactions contemplated by the Merger Agreement is not subject to any financing contingency.

The Merger Agreement contains certain termination rights customary for a transaction of this type, including, among others, if the closing has not occurred on or prior to August 6, 2018.

Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions of the Merger Agreement, the Merger is expected to close in our fiscal second quarter 2018.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference. Certain schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission (the “SEC”) a copy of any omitted schedule or exhibit upon request. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Cedar Creek, Merger Sub or the Stockholder Representative (or any of their respective subsidiaries or affiliates). The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Cedar Creek, Merger Sub or the Stockholder Representative (or any of their respective subsidiaries or affiliates). In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure schedules provided by each party to the other in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Cedar Creek, Merger Sub or the Stockholder Representative (or any of their respective subsidiaries or affiliates) at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Debt Commitment Letters

In connection with the execution and delivery of the Merger Agreement, the Company entered into (a) a commitment letter, dated March 9, 2018 (the “ABL Debt Commitment Letter”), with Wells Fargo Bank, N.A. and Bank of America, N.A., pursuant to which the Company will refinance and amend and restate its existing senior secured asset-based credit facility, including increasing the aggregate commitments by up to $265 million (for total aggregate commitments of up to $600 million); and (b) a commitment letter, dated March 9, 2018 (the “Term Loan Debt Commitment Letter” and, together with the ABL Debt Commitment Letter, the “Debt Commitment Letters”), with HPSIP, pursuant to which HPSIP has agreed to provide a senior secured first lien term loan facility to the Company in an aggregate principal amount of $180 million, in each case to fund, in part, the Merger Consideration to be paid in accordance with the terms of the Merger Agreement in connection with the consummation of the Merger.

The funding of the debt financing pursuant to each Debt Commitment Letter is contingent upon the satisfaction of certain conditions set forth in such Debt Commitment Letter, including, among others, Cedar Creek not having suffered a Material Adverse Effect (as defined in the Merger Agreement), negotiation and execution of the definitive debt financing agreements contemplated by such Debt Commitment Letter, and the Merger being consummated substantially contemporaneously with the funding of the debt financing in accordance with the terms of the Merger Agreement.

The foregoing description of the Debt Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Debt Commitment Letters, which are attached hereto as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 12, 2018, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, a copy of the investor presentation dated March 12, 2018 prepared by the Company is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed Merger. Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this Current Report on Form 8-K related to the Merger. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of the Company’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to realize the benefits expected from the Merger; the amount, composition and timing of potential synergies that may or are expected to result from the Merger, the acquisition-related Merger costs and the Company’s restructuring and integration related costs and charges; the Company’s projections as to the timing of the consummation of the Merger; risks related to disruption of management time from ongoing business operations due to the Merger; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated or that may be burdensome; risks that any of the conditions to the consummation of the Merger may not be satisfied in a timely manner; the impact of the Merger on the Company’s business; the expected terms, types and amount of the expected financing for the Merger; failure to close the expected financing; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in other documents filed with the SEC by the Company from time to time. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that the Company’s expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 9, 2018, by and among BlueLinx Corporation, Panther Merger Sub, Inc., Cedar Creek Holdings, Inc. and Charlesbank Equity Fund VII, Limited Partnership.
10.1	Commitment Letter, dated as of March 9, 2018, by and among Wells Fargo Bank, N.A., Bank of America, N.A. and BlueLinx Holdings Inc.
10.2	Commitment Letter, dated as of March 9, 2018, by and between HPS Investment Partners, LLC and BlueLinx Holdings Inc.
99.1	Press release, dated March 12, 2018
99.2	Investor presentation dated March 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2018	BlueLinx Holdings Inc.

	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary